Exhibit 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Cott Beverages Inc.

(Exact name of obligor as specified in its charter)

See Schedule A of Additional Registrants

Georgia	58-1947565
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue, Suite 100 Tampa, Florida, United States	33634
(Address of principal executive offices)	(Zip code)

6.75% Senior Notes due 2020

(Title of the indenture securities)

SCHEDULE A

Additional Registrants	State of Incorporation or Organization	Principal Executive Offices	I.R.S. Employer Identification Number
Cott Corporation	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	98-0154711

156775 Canada Inc.	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	89614 3872 RC0001

2011438 Ontario Limited	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	86503 7055 RC0001

804340 Ontario Limited	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	89614 3278 RC0001

967979 Ontario Limited	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	13169 9266 RC0001

Aimia Foods EBT Company Limited	United Kingdom	Penny Lane, Haydock, Merseyside, WA11 0QZ	N/A

Aimia Foods Group Limited	United Kingdom	Penny Lane, Haydock, Merseyside, WA11 0QZ	N/A

Aimia Foods Holdings Limited	United Kingdom	Penny Lane, Haydock, Merseyside, WA11 0QZ	33859 23707

Aimia Foods Limited	United Kingdom	Penny Lane, Haydock, Merseyside, WA11 0QZ	27320 02926

Calypso Soft Drinks Limited	United Kingdom	Spectrum Business Park, Wrexham Industrial Estate, Wrexham, CLWYD, LL13 9QA	61520 80806

Caroline LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	27-3093616

Cliffstar LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	37-1606117

Cooke Bros. (Tattenhall). Limited	United Kingdom	Spectrum Business Park, Wrexham Industrial Estate, Wrexham, CLWYD, LL13 9QA	N/A

Cooke Bros Holdings Limited	United Kingdom	Spectrum Business Park, Wrexham Industrial Estate, Wrexham, CLWYD, LL13 9QA	27472 27943

Additional Registrants	State of Incorporation or Organization	Principal Executive Offices	I.R.S. Employer Identification Number
Cott (Nelson) Limited	United Kingdom	Kegworth Citrus Grove Side Ley, Derbyshire, UK DE74 2FJ	N/A

Cott Acquisition Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	27-3240536

Cott Acquisition LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	27-3178138

Cott Beverages Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	32600 90818

Cott Developments Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	27983 15501

Cott Europe Trading Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	N/A

Cott Holdings Inc.	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	58-2020185

Cott Investment, L.L.C.	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	N/A

Cott Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	N/A

Cott Luxembourg S.A.R.L.	Luxembourg	595, rue de Neudorf, L-2220 Luxembourg, Grand Duchy of Luxembourg	30-0705724

Cott Nelson (Holdings) Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	N/A

Cott Private Label Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	N/A

Cott Retail Brands Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	36420 02440

Cott U.S. Acquisition LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	27-3178210

Cott UK Acquisition Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	27-3240546

Cott USA Finance LLC	Delaware	Kegworth Citrus Grove Side Ley, Derbyshire, UK DE74 2FJ	N/A

Cott Vending Inc.	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	80-0003395

Cott Ventures Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	24023 00618

Additional Registrants	State of Incorporation or Organization	Principal Executive Offices	I.R.S. Employer Identification Number
Cott Ventures UK Limited	United Kingdom	Citrus Grove, Side Ley Kegworth, Derby, DE74 2FJ	33870 29661

DS Customer Care, LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	N/A

DS Services Holdings, Inc.	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	20-5752672

DS Services of America, Inc.	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	20-5743877

DSS Group, Inc.	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	26-1240225

Interim BCB, LLC	Delaware	5519 W. Idlewild Ave, Tampa FL 33634	N/A

Mr Freeze (Europe) Limited	United Kingdom	Spectrum Business Park, Wrexham Industrial Estate, Wrexham, CLWYD, LL13 9QA	80485 18136

Star Real Property LLC	Delaware	5519 W. Idlewild Ave, Tampa, FL 33634	27-0021955

Stockpack Limited	United Kingdom	Penny Lane, Haydock, Merseyside, WA11 0QZ	N/A

TT Calco Limited	United Kingdom	Spectrum Business Park, Wrexham Industrial Estate, Wrexham, CLWYD, LL13 9QA	N/A

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.         Not applicable.

Item 16. List of Exhibits.         List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.**

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 14th day of July, 2015.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Julius Zamora
Julius Zamora
Vice President

EXHIBIT 6

July 14, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Julius Zamora
Julius Zamora Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2015, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$18,155
Interest-bearing balances	253,636
Securities:
Held-to-maturity securities	67,133
Available-for-sale securities	227,089
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	625
Securities purchased under agreements to resell	22,376
Loans and lease financing receivables:
Loans and leases held for sale	19,541
Loans and leases, net of unearned income	822,149
LESS: Allowance for loan and lease losses	10,790
Loans and leases, net of unearned income and allowance	811,359
Trading Assets	41,469
Premises and fixed assets (including capitalized leases)	7,480
Other real estate owned	2,217
Investments in unconsolidated subsidiaries and associated companies	869
Direct and indirect investments in real estate ventures	1
Intangible assets
Goodwill	21,627
Other intangible assets	17,259
Other assets	60,553

Total assets	$1,571,389

LIABILITIES
Deposits:
In domestic offices	$1,093,967
Noninterest-bearing	336,758
Interest-bearing	757,209
In foreign offices, Edge and Agreement subsidiaries, and IBFs	150,855
Noninterest-bearing	912
Interest-bearing	149,943
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	1,004
Securities sold under agreements to repurchase	15,906

Dollar Amounts In Millions
Trading liabilities	24,062
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	87,908
Subordinated notes and debentures	16,899
Other liabilities	33,851

Total liabilities	$1,424,452
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,692
Retained earnings	34,702
Accumulated other comprehensive income	4,587
Other equity capital components	0

Total bank equity capital	146,500
Noncontrolling (minority) interests in consolidated subsidiaries	437

Total equity capital	146,937

Total liabilities, and equity capital	$1,571,389

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
James Quigley
Enrique Hernandez, Jr.